EX99_T

NATIONWIDE LIFE INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215]

NATIONWIDE LIFETIME INCOME CAPTURESM

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (“GLWB”) OPTION

Table of Contents	1

General Information Regarding this Option	1

Definitions	2

Reports	3

Additional Charge	3

Option Requirements and Restrictions	3

Joint Option	4
Termination of the Joint Option

Investment Allocation and Transfer Restrictions	5

Dollar Cost Averaging	5

Calculation of the Lifetime Withdrawal Amount	5

Roll-Up Interest Rate	6
Variable Rate
Defined Rate and Renewal Defined Rate
Discontinuation of the Index Due to Unavailability or Substantial Change

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected	7
Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal or the 15th Option Anniversary
Calculation of the Income Benefit Base After the 15th Option Anniversary and Prior to the First Lifetime Withdrawal
Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

Non-Lifetime Withdrawal	8
Example Illustrating Income Benefit Base Reduction for Non-Lifetime Withdrawal

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected	9
Calculation of the Income Benefit Base When the Non-Lifetime Withdrawal is Taken Prior to or On the 15th Option Anniversary
Calculation of the Income Benefit Base When the Non-Lifetime Withdrawal is Taken After the 15th Option Anniversary
Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

Excess Surrender	12
Example Illustrating Income Benefit Base Reduction for Excess Surrender

Reset Opportunities	13
Automatic Reset
Non-Automatic Reset

Termination	14

Annuity Purchase Rates	14

GLWB OPTION SPECIFICATIONS PAGE	15

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Option Issue Date stated in the GLWB Option Specifications Pages.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract. Terms not defined in this option have the meaning given to them in the Contract.

This option provides a lifetime withdrawal benefit even if negative investment experience and/or Lifetime Withdrawals reduce the Contract Value to zero. A one-time Non-Lifetime Withdrawal is also permitted subject to the terms of this option. The Lifetime Withdrawal Amount is determined by multiplying the Income Benefit Base by the Lifetime Withdrawal Percentage. The Lifetime Withdrawal Percentage is based on the age of the Determining Life, or younger of the Determining Life and Joint Determining Life if the Joint Option is elected, at the time Lifetime Withdrawals begin. The Income

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Benefit Base and Lifetime Withdrawal Percentages are used only for determining the amount of Lifetime Withdrawals and are not used to calculate the cash Surrender Value or any other guaranteed benefits.

This option is irrevocable.

Warnings: The Income Benefit Base cannot be Surrendered as a lump sum and is not payable as a Death Benefit.

Excess Surrenders and/or election of a Non-Lifetime Withdrawal could reduce future benefits under this option by more than the dollar amount of the Surrender.

Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

Definitions

The following definitions are added to the Contract:

Adjusted Roll-up Income Benefit Base - The Original Income Benefit Base reduced proportionally for a Non-Lifetime Withdrawal.

Application Date - The date a good order application is signed; or if the transaction is subject to the State of New York’s Regulation No. 60, then the date the required step 1 forms are signed and in good order.

Attained Age - The Contract Owner’s age on each Option Anniversary. In cases where the Joint Option has been elected, the Attained Age will be determined based on the younger of the Determining Life and Joint Determining Life.

Attained Age Lifetime Withdrawal Percentage - A specified percentage based on the Attained Age of the Determining Life. In cases where the Joint Option has been elected, the Attained Age Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life. The applicable Attained Age Lifetime Withdrawal Percentages are stated in the GLWB Option Specifications Pages.

Determining Life - The person designated as Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner).

Excess Surrender - The amount of any Surrender taken that exceeds the Lifetime Withdrawal Amount.

Income Benefit Base - The value calculated under this option that is multiplied by the Lifetime Withdrawal Percentage to determine the Lifetime Withdrawal Amount.

Joint Determining Life - The spouse of the Determining Life upon whose Lifetime Withdrawals under this option may also be based. A Joint Determining Life may only be named when the Joint Option is elected.

Joint Option - An election allowing the spouse of the Determining Life to be named as a Joint Determining Life.

Lifetime Withdrawal(s) - Surrender of all or a portion of the Lifetime Withdrawal Amount.

Lifetime Withdrawal Amount - The maximum amount that can be Surrendered as a Lifetime Withdrawal between Option Anniversaries without reducing the Income Benefit Base. It is calculated by multiplying the Income Benefit Base by the Lifetime Withdrawal Percentage.

Lifetime Withdrawal Percentage - A specified percentage based on the age of the Determining Life at the time the first Lifetime Withdrawal is taken. In cases where the Joint Option has been elected, the Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life. Lifetime Withdrawal Percentages with and without election of the Joint Option are stated in the GLWB Option Specifications Pages. The Lifetime Withdrawal Percentages will be the Lifetime Withdrawal Percentages in effect on the Application Date.

Non-Lifetime Withdrawal - A one-time only election to have the first Surrender not treated as a Lifetime Withdrawal. See the “Non-Lifetime Withdrawal” section of this option for details.

Option Anniversary - Each recurring one-year anniversary beginning with the Option Issue Date.

Option Issue Date - The Option Issue Date is the same as the Date of Issue.

Option Monthaversary - The same day of the month as the Option Issue Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Option Monthaversary will be the last day of that calendar month.

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Option Year - Beginning with the Option Issue Date, each one-year period this option remains in-force.

Original Income Benefit Base - The Contract Value on the Option Issue Date.

Permitted Investment Options - Sub-Accounts and/or asset allocation models Nationwide designates for availability with this option. The Fixed Account is only available as the originating account for dollar cost averaging programs that are available for this option. The Fixed Account is otherwise not a Permitted Investment Option, i.e. Purchase Payments cannot be allocated to nor Contract Value transferred to or from the Fixed Account.

Roll-up Interest Rate - The simple interest rate used to determine the roll-up in the calculation of the Income Benefit Base. See the “Roll-up Interest Rate” section of this option for details.

Reports

Before the first Lifetime Withdrawal is taken, the annual report provided for the Contract will include the Income Benefit Base on the latest Option Anniversary, the Lifetime Withdrawal Amount available for the earliest possible Lifetime Withdrawal, and the Roll-up Interest Rate, as described in the “Roll-up Interest Rate” section, applicable for the following Option Year. After the first Lifetime Withdrawal is taken, the annual report will include the Lifetime Withdrawal Amount and the then current Income Benefit Base.

Additional Charge

Nationwide will deduct an additional charge of up to 1.50% of the then current Income Benefit Base on each Option Anniversary. A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Option Anniversary.

If the Joint Option is elected, Nationwide will deduct a charge in addition to the base charge under this option and/or offer lower Lifetime Withdrawal Percentages (Lifetime Withdrawal Percentages with and without election of the Joint Option are stated in the GLWB Option Specifications Pages). If a charge is assessed for the Joint Option, it will be up to 0.40% of the current value of the Income Benefit Base on each Option Anniversary. If a charge is assessed, a prorated charge for any partially completed Option

Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Option Anniversary. Upon the death of the Determining Life or, if the Joint Option is elected, the later of the Determining Life or the Joint Determining Life, this option will end and no further charges will be taken.

The initial GLWB Option charge on the Option Issue Date is guaranteed under the conditions stated in this option and in effect when it was issued. The guaranteed maximum charges for the GLWB Option and Joint Option are stated in the GLWB Option Specifications Pages.

Utilization of non-automatic resets of the Income Benefit Base, as described in the “Non-Automatic Reset” section of this option, may increase the GLWB Option charge, subject to the maximum charge stated in the GLWB Option Specifications Pages.

Option Requirements and Restrictions

The following apply to this option:

(1)	This option is only available to Contracts with a Determining Life between the age of 50 and 85 on the date the application is signed;

(2)	This option is not available to a beneficially owned Contract, i.e., a Contract that is inherited or established by a Beneficiary who continues to hold the Contract as a Beneficiary (as opposed to treating the Contract as his/her own) for tax purposes;

(3)	After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments for all Nationwide issued contracts with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life. Any amount refused will be returned to the Contract Owner. Nationwide will apply its right to refuse subsequent Purchase Payments in a non-discriminatory manner;

(4)

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide

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agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner;

(5)	Loans, to the extent otherwise permitted under the Contract or an endorsement to the Contract, are not allowed;

(6)	Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract. Other options that are not available for election in conjunction with this option are identified in the application;

(7)	For Contracts that otherwise offer the Fixed Account, it is not available with this option, except as the originating account for any dollar cost averaging program offered in conjunction with this option (see the “Dollar Cost Averaging” section of this option for details);

(8)	The Determining Life cannot be changed;

(9)	The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or any other option are calculated is not modified by this option;

(10)	Purchase Payments to the Contract will increase the Income Benefit Base by the amount of the Purchase Payment received and any credits applied. However, once the Contract Value falls to zero, the Determining Life, or Joint Determining Life if applicable is no longer permitted to submit additional Purchase Payments or take Surrenders in excess of the current calculated Lifetime Withdrawal Amount;

(11)	As with any Surrender, Surrender of the Lifetime Withdrawal Amount and the Non-Lifetime Withdrawal, if taken, will reduce the Contract Value, Death Benefit, and any other benefits and values as described in the Contract or any other option;

(12)	Allocations and transfers among the investment options are limited as provided in the “Investment Allocation and Transfer Restrictions” section of this option; and

(13)	The Determining Life, or Joint Determining Life if applicable, must begin taking Lifetime Withdrawals not later than the date the Annuitant reaches age 90 unless the Determining Life elects a later Annuity Commencement Date, and Nationwide approves, subject to laws and regulations then in effect.

Joint Option

The Joint Option feature is available for all contract types except Charitable Remainder Trust owned Contracts. For all other contract types, the applicant may elect the feature only at the time this GLWB Option is elected. If elected, this feature allows the survivor of the Determining Life and Joint Determining Life to continue to receive, for the duration of his/her lifetime, the Lifetime Withdrawal Amount.

In order to take advantage of this additional benefit the following will apply:

(1)	The spouse of the Determining Life must be named as the Joint Determining Life and cannot be changed;

(2)	The Joint Determining Life must be between the age of 50 and 85 at the time the application is signed;

(3)	For Contracts with a non-natural Contract Owner, the Determining Life and Joint Determining Life must be named as Co-Annuitants, except in the case of a non-natural Contract Owner and/or Joint Owner, and where the spousal protection benefit (payment of a Death Benefit on both spouses) is not used, the Determining Life and Joint Determining Life must be named as the Annuitant and Contingent Annuitant and as the only primary Beneficiaries. In this case, one Death Benefit is paid when the last survivor of the Annuitant and Contingent Annuitant dies while the Contract is still in force;

(4)	The Determining Life and Joint Determining Life must be named as the only primary Beneficiaries. Any other named parties to the Contract, except for Contingent Beneficiaries, must be the Determining Life or Joint Determining Life; and

(5)	If both the Determining Life and Joint Determining Life are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose life any annuity payments involving life contingencies depend. For a Contract issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named.

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Termination of the Joint Option

Once the Joint Option is elected, it can only be removed from the Contract prior to the first Lifetime Withdrawal and if Nationwide is provided with proof of divorce, annulment, or dissolution of the marriage between the Determining Life and Joint Determining Life.

If the Joint Option is removed, any additional charge assessed for it will end and/or the applicable Lifetime Withdrawal Percentages will be those that would have applied if the Joint Option had never been elected.

If the Joint Option is removed from the Contract, it may not be re-elected or added to cover a subsequent spouse.

Investment Allocation and Transfer Restrictions

Nationwide will restrict the allocation of Purchase Payments and transfers of Contract Value to Permitted Investment Options in conjunction with this option. Nationwide will not restrict allocations to Sub-Accounts or asset allocation models in which the Contract Owner is already invested after the election of this option, except in the case of a substitution of securities, the complete discontinuation of a Sub-Account or asset allocation model, and an optional reset of the Income Benefit Base. Details regarding the substitution of securities are specified in the Contract.

Nationwide may permit the utilization of approved asset allocation models in conjunction with the election of this option. Asset allocation models involve the use of a third-party registered investment advisor that may, or may not, be affiliated with Nationwide. Nationwide will have no direct control over an asset allocation model’s trading activity. The Determining Life is permitted to terminate an asset allocation model at any time and allocate amounts to another asset allocation model or Sub-Account available with this option.

If a Transfer is requested to a Sub-Account or asset allocation model not permitted under this option, the Transfer will not be processed and the Determining Life will be notified.

Nationwide will provide information regarding its current Sub-Account and asset allocation model restrictions under this option upon request.

Dollar Cost Averaging

Nationwide may, from time to time, offer enhanced fixed account dollar cost averaging programs for this option. These programs are only available for Contracts with a Fixed Account. Only new Purchase Payments to the Contract are eligible for these programs.

The Contract Owner may elect, on a form provided by Nationwide, to transfer on a periodic basis specified amounts from the Fixed Account to elected Permitted Investment Options available in conjunction with this option. Depending on the program elected, dollar cost averaging transfers from the Fixed Account must be completed within six or twelve months from the date a program begins.

Once a dollar cost averaging program has begun, Nationwide may restrict transfers among or between Permitted Investment Options until the dollar cost averaging program is completed or terminated.

Dollar cost averaging transfers will continue out of the Fixed Account until exhausted or the Contract Owner instructs Nationwide in writing to discontinue the program. If a dollar cost averaging program is terminated prematurely, any remaining funds in the Fixed Account will be transferred to the Permitted Investment Options according to the Contract Owner’s then current future allocation instructions, unless another allocation is specified.

Nationwide may stop establishing new dollar cost averaging programs for this option at any time.

Calculation of the Lifetime Withdrawal Amount

At any time after the Option Issue Date, the Contract Owner may, but is not required to, begin taking Surrenders from the Contract. Nationwide will Surrender amounts proportionally from each elected Permitted Investment Option.

At the time of the first Lifetime Withdrawal, the Lifetime Withdrawal Percentage is established in accordance with the applicable table in the GLWB Option Specifications Pages based on whether or not the Joint Option has been elected. Once the Lifetime Withdrawal Percentage is established it will be multiplied by the then current Income Benefit Base to determine the dollar value of the Lifetime Withdrawal Amount for the current Option Year.

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When the Lifetime Withdrawal Percentage is established, it will not be subject to any change as long as the Contract and this option remain in-force.

At the time of the first Lifetime Withdrawal the Roll-up Interest Rate terminates.

On each Option Anniversary after the first Lifetime Withdrawal the Contract Owner’s Attained Age may affect the calculation of the Income Benefit Base and may therefore increase the Lifetime Withdrawal Amount. See the “Calculation of the Income Benefit Base After Lifetime Withdrawals Begin” section of this option for additional details.

The Lifetime Withdrawal Amount may be taken during each Option Year beginning with the first Surrender and is non-cumulative. This means any part of the Lifetime Withdrawal Amount not taken during a given Option Year cannot be added to the available Lifetime Withdrawal Amount in any later Option Years.

If the Lifetime Withdrawal Amount is scheduled to be $100 or less, Nationwide may require the interval of payment to be modified so the Lifetime Withdrawal Amount will equal more than $100. In no case will scheduled Lifetime Withdrawals be modified to an interval greater than annual.

An Excess Surrender and/or election of the Non-Lifetime Withdrawal will affect calculation of the Income Benefit Base and may therefore decrease the Lifetime Withdrawal Amount. See the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected,” “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected” and “Calculation of the Income Benefit Base After Lifetime Withdrawals Begin” sections of this option for additional details.

Roll-up Interest Rate

The Roll-up Interest Rate is the simple interest rate used in the calculation of the Income Benefit Base until the earlier of the first Lifetime Withdrawal or the 15th Option Anniversary. For the first Option Year, the Roll-up Interest Rate is the greater of: 1) the Defined Rate in effect on the Application Date plus the Variable Rate in effect on the Application Date; or 2) the Defined Rate in effect on the Option Issue Date plus the Variable Rate in effect on the Option Issue Date. For each Option Year after the first Option Year, the Roll-up Interest Rate is calculated by adding the Variable Rate in effect on the Option Anniversary plus the Renewal Defined Rate. The Variable Rate is, at a minimum, the rate of return of the specified Index (periodically,

Nationwide may increase the Variable Rate to an amount greater than the rate of return of the specified Index). The Defined Rate and the Renewal Defined Rate are an amount determined by Nationwide. The Index, Variable Rate for the first Option Year, Defined Rate, Renewal Defined Rate, and the Roll-up Interest Rate for the first Option Year are stated in the GLWB Option Specifications Pages.

In no event will the Roll-up Interest Rate be calculated by adding the Defined Rate in effect on the Application Date to the Variable Rate in effect on the Option Issue Date; or by adding the Defined Rate in effect on the Option Issue Date to the Variable Rate in effect on the Application Date.

When calculating the Roll-up Interest Rate for the first Option Year, if the Defined Rate in effect on the Application Date plus the Variable Rate in effect on the Application Date equals the Defined Rate in effect on the Option Issue Date plus the Variable Rate in effect on the Option Issue Date, then the Defined Rate in effect on the Application Date and the Variable Rate in effect on the Application Date will be used.

The Roll-up Interest Rate will be rounded up or down to the nearest 0.25%, and will never be less than the minimum Roll-up Interest Rate or more than the maximum Roll-up Interest Rate stated in the GLWB Option Specifications Pages.

Variable Rate

The Variable Rate for the first Option Year will be the Variable Rate that when added to its corresponding Defined Rate (the Variable Rate in effect on the Application Date corresponds with the Defined Rate in effect on the Application Date; and the Variable Rate in effect on the Option Issue Date corresponds with the Defined Rate in effect on the Option Issue Date) results in the greater Roll-up Interest Rate.

For the first Option Year, if the Application Date or the Option Issue Date is before the 15th calendar day of the month, Nationwide will use the Variable Rate for the month that is two months prior to the month in which the Application Date or Option Issue Date falls (e.g. if the Option Issue Date is July 10th, then Nationwide will use May’s Variable Rate); or if the Application Date or the Option Issue Date is on or after the 15th calendar day of the month, Nationwide will use the Variable Rate for the month prior to the month in which the Application Date or Option Issue Date falls (e.g. if the Option Issue Date is July 17th, then Nationwide will use June’s Variable Rate).

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For each Option Year after the first Option Year, if the Option Issue Date is before the 15th calendar day of the month, Nationwide will use the Variable Rate for the month that is two months prior to the month that each Option Anniversary falls to calculate the Roll-up Interest Rate for the following Option Year; or if the Contract’s Option Issue Date is on or after the 15th calendar day of the month, Nationwide will use the Variable Rate for the month prior to the month that each Option Anniversary falls to calculate the Roll-up Interest Rate for the following Option Year.

Defined Rate and Renewal Defined Rate

The Defined Rate for the first Option Year will be the Defined Rate that when added to its corresponding Variable Rate (the Defined Rate in effect on the Application Date corresponds with the Variable Rate in effect on the Application Date; and the Defined Rate in effect on the Option Issue Date corresponds with the Variable Rate in effect on the Option Issue Date) results in the greater Roll-up Interest Rate.

For each Option Year after the first Option Year, the Renewal Defined Rate will be used instead of the Defined Rate to calculate the Roll-up Interest Rate. The Renewal Defined Rate is determined by using the greater of the Defined Rate in effect on the Application Date or the Defined Rate in effect on the Option Issue Date. If the Defined Rate in effect on the Application Date and the Defined Rate in effect on the Option Issue Date are equal, then the Renewal Defined Rate will be the same as the Defined Rate.

Discontinuation of the Index Due to Unavailability or Substantial Change

Nationwide may discontinue the Index if it becomes unavailable (e.g. is no longer published), or the calculation of which is substantially changed. If this occurs, Nationwide may substitute a comparable Index subject to any applicable regulatory approvals. Before a substitute Index is used, Nationwide will provide written notification to the Contract Owner and any assignee of the substitution.

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal or the 15th Option Anniversary

Prior to the earlier of the first Lifetime Withdrawal or the 15th Option Anniversary, the Income Benefit Base will equal:

(1)	Prior to the first Option Anniversary, the Original Income Benefit Base plus any Purchase Payments and credits applied after the Option Issue Date;

(2)	On the first Option Anniversary and on each Option Anniversary thereafter up to and including the 15th Option Anniversary, the greatest of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: the Income Benefit Base on the prior Option Anniversary, or the Original Income Benefit Base on the first Option Anniversary; plus

(ii)	Roll-up: the Roll-up Interest Rate times the sum of the Original Income Benefit Base and any Purchase Payments received and credits applied on or before the prior Option Anniversary; plus

(iii)	Purchase Payments: any Purchase Payments received and credits applied after the prior Option Anniversary; plus

(iv)	Prorated Roll-up: the Roll-up Interest Rate times the sum of any Purchase Payments received and credits applied since the prior Option Anniversary prorated from the date of such Purchase Payment or credit. The annual Roll-up Interest Rate calculation will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied;

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(b)	Subject to the “Reset Opportunities” section of this option, the highest Option Monthaversary Contract Value during the previous Option Year prior to processing any Purchase Payments, credits or Surrenders on that day; or

(c)	Subject to the “Reset Opportunities” section of this option, the Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(3)	Between Option Anniversaries after the first Option Anniversary, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments received and credits applied during the Option Year.

Calculation of the Income Benefit Base After the 15th Option Anniversary and Prior to the First Lifetime Withdrawal

After the 15th Option Anniversary and prior to the first Lifetime Withdrawal, the Income Benefit Base will equal:

(1)	On each Option Anniversary the greatest of:

(a)	The Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year;

(b)	Subject to the “Reset Opportunities” section of this option, the highest Option Monthaversary Contract Value during the previous Option Year prior to processing any Purchase Payments, credits or Surrenders on that day; or

(c)	Subject to the “Reset Opportunities” section of this option, the Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(2)	Between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments received and credits applied during the Option Year.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

At the time of the first Lifetime Withdrawal, the current Income Benefit Base will be used to calculate the initial Lifetime Withdrawal Amount. Purchase

Payments received and credits applied after the Lifetime Withdrawals begin will increase the Income Benefit Base by the amount of the Purchase Payment and credit at the time the Purchase Payment is received and the credit is applied.

On each Option Anniversary after the first Lifetime Withdrawal is taken, the Income Benefit Base will equal the greater of:

(1)	The sum of the following:

(a)	The Income Benefit Base calculated on the prior Option Anniversary; plus

(b)	Any Purchase Payments received and credits applied after the prior Option Anniversary; or

(2)	The Attained Age Income Benefit Base. Subject to the “Reset Opportunities” section of this option, the Attained Age Income Benefit Base is determined by the following formula:

Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day	×	Attained Age Lifetime Withdrawal Percentage
Lifetime Withdrawal Percentage

In addition, the Income Benefit Base can change after the first Lifetime Withdrawal due to Excess Surrenders, additional Purchase Payments, automatic resets, or election of the non-automatic reset opportunity. See the “Reset Opportunities” section of this option for details on automatic and non-automatic resets.

Non-Lifetime Withdrawal

If the first Surrender is taken after the first Option Anniversary, this option permits a one-time only election to designate that Surrender as a Non-Lifetime Withdrawal from the Contract. The Non-Lifetime Withdrawal does not establish the Lifetime Withdrawal Percentage or terminate the simple interest roll-up. The Non-Lifetime Withdrawal is subject to the following:

(1)	The first Surrender request must be submitted in writing after the first Option Anniversary;

(2)	The request must state that the Surrender is a Non-Lifetime Withdrawal;

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(3)	The Income Benefit Base in effect on the date of the Non-Lifetime Withdrawal will be reduced proportionally by the gross amount of the Non-Lifetime Withdrawal, including any Contingent Deferred Sales Charges (CDSC) and/or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal Contract Value prior to the Non-Lifetime Withdrawal	×	current Income Benefit Base prior to the Non-Lifetime Withdrawal

(4)	The highest Option Monthaversary Contract Value during the Option Year prior to the date of the Non-Lifetime Withdrawal will be reduced proportionally by the gross amount of the Non-Lifetime Withdrawal, including any CDSC and/or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal Contract Value prior to the Non-Lifetime Withdrawal	×	highest Option Monthaversary Contract Value during the Option Year prior to the Non-Lifetime Withdrawal

(5)	From the date of the Non-Lifetime Withdrawal through the 15th Option Anniversary, the Roll-up Interest Rate will be applied to a proportionally reduced amount, as follows:

(a)	the Adjusted Roll-up Income Benefit Base; plus

(b)	any Purchase Payments or credits applied after the Option Issue Date and prior to the Non-Lifetime Withdrawal reduced proportionally by the gross amount of the Non-Lifetime Withdrawal.

Once Lifetime Withdrawals begin, the Contract Owner can no longer take a Non-Lifetime Withdrawal.

Example Illustrating Income Benefit Base Reduction for Non-Lifetime Withdrawal

If the following is true,

(1)	Income Benefit Base (IBB) = $100,000

(2)	Contract Value (CV) = $32,000

(3)	Non-Lifetime Withdrawal (NLW) = $8,000

then here is how Nationwide will reduce the IBB.

Ratio Calculation (RC) = the ratio of the NLW to the CV × IBB

Using the assumptions listed above, this is how the reduction amount (RA) is calculated.

RC = $8,000/$32,000 × $100,000, this results in an RC of $25,000;

The New Income Benefit Base (NIBB) is now $75,000 (IBB of $100,000 minus the RA of $25,000).

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Prior to a Non-Lifetime Withdrawal, the Income Benefit Base is calculated as described in the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected” section. Once the Non-Lifetime Withdrawal is taken, the Income Benefit Base is calculated as described in this section.

Calculation of the Income Benefit Base When the Non-Lifetime Withdrawal is Taken Prior to or On the 15th Option Anniversary

If the Non-Lifetime Withdrawal is taken prior to or on the 15th Option Anniversary, the Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base reduced proportionally as provided in the “Non-Lifetime Withdrawal” section;

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(2)	On the Option Anniversary immediately after the date of the Non-Lifetime Withdrawal, the greatest of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: the Income Benefit Base on the prior Option Anniversary reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; plus

(ii)	Roll-up: the Roll-up Interest Rate times the sum of the Adjusted Roll-up Income Benefit Base plus any Purchase Payments received plus credits applied after the Option Issue Date and on or before the prior Option Anniversary reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; plus

(iii)	Purchase Payments: Purchase Payments received plus credits applied after the prior Option Anniversary and on or before the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the “Non-Lifetime Withdrawal” section, plus Purchase Payments received plus credits applied after the date of the Non-Lifetime Withdrawal; plus

(iv)	Prorated Roll-up: the Roll-up Interest Rate prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment is received or the credit is applied times the sum of any Purchase Payments received and credits applied after the prior Option Anniversary and before the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the “Non-Lifetime Withdrawal” section plus Purchase Payments received and credits applied after the date of the Non-Lifetime Withdrawal; or

(b)	Subject to the “Reset Opportunities” section of this option, the highest Option Monthaversary Contract Value determined as follows:

(i)	For the Option Year in which the Non-Lifetime Withdrawal is taken, the greater of:

1.	the highest Option Monthaversary Contract Value prior to processing any Purchase Payments, credits or Surrenders on that day during that Option Year prior to or on the date of the Non-Lifetime Withdrawal, reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; or

2.	the highest Option Monthaversary Contract Value prior to processing any Purchase Payments, credits or Surrenders on that day during that Option Year subsequent to the Non-Lifetime Withdrawal; or

(c)	Subject to the “Reset Opportunities” section of this option, the Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(3)	On any Option Anniversary prior to or on the 15th Option Anniversary other than the Option Anniversary immediately after the date of the Non-Lifetime Withdrawal, the greatest of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: for any other Option Anniversary prior to or on the 15th Option Anniversary, the Income Benefit Base on the prior Option Anniversary; plus

(ii)	Roll-up: the Roll-up Interest Rate times the sum of:

1.	the Adjusted Roll-up Income Benefit Base plus any Purchase Payments received and credits applied after the Option Issue Date and on or before the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; plus

2.	Purchase Payments received and credits applied after the date of the Non-Lifetime Withdrawal and prior to the previous Option Anniversary; plus

(iii)	Purchase Payments: any Purchase Payments received and credits applied after the prior Option Anniversary; plus

(iv)	Prorated Roll-up: the Roll-up Interest Rate prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit

VARR-0103NY.1	10	(New York) (10/2014)

is applied times any Purchase Payments received and credits applied after the prior Option Anniversary; or

(b)	Subject to the “Reset Opportunities” section of this option, the highest Option Monthaversary Contract Value determined as follows:

(i)	For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, the highest Option Monthaversary Contract Value prior to processing any Purchase Payments, credits or Surrenders on that day, during the prior Option Year; or

(c)	Subject to the “Reset Opportunities” section of this option, the Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(4)	For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year; and

(5)	For Option Anniversaries after the 15th Option Anniversary, the Income Benefit Base will be calculated as described in the “Calculation of the Income Benefit Base After the 15th Option Anniversary and Prior to the First Lifetime Withdrawal” subsection of the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected” section of this option.

Calculation of the Income Benefit Base When the Non-Lifetime Withdrawal is Taken After the 15th Option Anniversary

If the Non-Lifetime Withdrawal is taken after the 15th Option Anniversary, the Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base reduced proportionally as provided in the “Non-Lifetime Withdrawal” section;
(2)	On each Option Anniversary after the date of the Non-Lifetime Withdrawal, the greatest of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: for the Option Anniversary immediately following the Option Year in which the Non-Lifetime Withdrawal was taken, the Income Benefit Base on the date of the Non-Lifetime Withdrawal after it is reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; or for each Option Anniversary thereafter, the Income Benefit Base on the prior Option Anniversary; plus

(ii)	Purchase Payments: any Purchase Payments and credits applied after the date of the Non-Lifetime Withdrawal;

(b)	Subject to the “Reset Opportunities” section of this option, the highest Option Monthaversary or Option Anniversary Contract Value determined as follows:

(i)	For the Option Year in which the Non-Lifetime Withdrawal is taken, the greater of: the highest Option Monthaversary Contract Value during that Option Year prior to the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; or the highest Option Monthaversary Contract Value during that Option Year subsequent to the Non-Lifetime Withdrawal; or

(ii)	For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, the highest Option Monthaversary Contract Value during the prior Option Year; or

(c)	Subject to the “Reset Opportunities” section of this option, the Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(3)	For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

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Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

At the time of the first Lifetime Withdrawal, the current Income Benefit Base will be used to calculate the initial Lifetime Withdrawal Amount. Purchase Payments received and credits applied after the Lifetime Withdrawals begin will increase the Income Benefit Base by the amount of the Purchase Payment and credit at the time the Purchase Payment is received and the credit is applied.

On each Option Anniversary after the first Lifetime Withdrawal is taken, the Income Benefit Base will equal the greater of:

(1)	The sum of the following:

(a)	If the Non-Lifetime Withdrawal is taken in the same Option Year as the first Lifetime Withdrawal, then for the first Option Anniversary after the first Lifetime Withdrawal, the Income Benefit Base on the prior Option Anniversary reduced proportionally as provided in the “Non-Lifetime Withdrawal” section; or if the Non-Lifetime Withdrawal is taken in an Option Year prior to the Option Year of the first Lifetime Withdrawal, then for the first Option Anniversary after the first Lifetime Withdrawal, the Income Benefit Base calculated on the prior Option Anniversary; or for Option Anniversaries subsequent to the first Option Anniversary after the first Lifetime Withdrawal, then the Income Benefit Base calculated on the prior Option Anniversary; plus

(b)	Any Purchase Payments and credits applied after the prior Option Anniversary; or

(2)	The Attained Age Income Benefit Base. The Attained Age Income Benefit Base is determined by the following formula:

Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day	×	Attained Age Lifetime Withdrawal Percentage
Lifetime Withdrawal Percentage

In addition, the Income Benefit Base can change after the first Lifetime Withdrawal due to Excess Surrenders, automatic resets, or election of the non-automatic reset opportunity. See the “Excess

Surrender” section of this option for details on Excess Surrenders. See the “Reset Opportunities” section of this option for details on automatic and non-automatic resets.

Excess Surrender

If an Excess Surrender is taken in any Option Year, the Income Benefit Base will immediately be reduced by the greater of the following two amounts, including any CDSC and/or taxes:

(1)	The gross dollar amount of the Excess Surrender; or

(2)	A figure representing the proportional amount of the Excess Surrender. This amount is determined by the following formula:

gross dollar amount of the Excess Surrender Contract Value (reduced by the Lifetime Withdrawal Amount)	×	current Income Benefit Base prior to the Excess Surrender

Notwithstanding the above, if required minimum distributions for the Contract under the Internal Revenue Code will not be met for the calendar year by Surrendering the available Lifetime Withdrawal Amount, the Determining Life, or Joint Determining Life, if applicable, will be permitted to Surrender Contract Value in excess of the Lifetime Withdrawal Amount without reducing the Income Benefit Base. This option is not permitted for beneficially owned Contracts. Nationwide may eliminate this right if the Internal Revenue Code provisions or Internal Revenue Service rules or guidance relating to required minimum distributions change.

Lifetime Withdrawals are free of CDSC. For purposes of CDSC, the gross amount Surrendered will include any recapture of credits, if applicable, according to the Contract or any elected options.

Example Illustrating Income Benefit Base Reduction for Excess Surrender

If the following is true,

(1)	Income Benefit Base (IBB) = $100,000

(2)	Contract Value (CV) = $29,000

(3)	Lifetime Withdrawal Percentage (LWP) = 5.00%

(4)	Guaranteed Lifetime Withdrawal (GLW) = IBB × LWP or $100,000 × 5.00% = $5,000

(5)	Surrender Request (SR) = $8,000

(6)	Excess Surrender Amount (ESA) = $3,000

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then here is how Nationwide will reduce the IBB.

The greater of:

(1)	ESA; or

(2)	Ratio Calculation (RC) = the ratio of the ESA to the CV (reduced by the GLW) × IBB is subtracted from the IBB.

Using the assumptions listed above, this is how the reduction amount (RA) is calculated.

(1)	ESA = $3,000;

(2)	RC = $3,000/[$29,000 - $5,000] × $100,000, this results in an RC of $12,500;

RA = $12,500 (because the RC is more than the ESA).

The New Income Benefit Base (NIBB) is now $87,500 (IBB of $100,000 minus the RA of $12,500).

Because your SR has exhausted the GLW for the current year, no further GLW is available. Next year the GLW will be $4,375 (NIBB is $87,500 × LWP of 5.00%).

Reset Opportunities

Prior to the first Lifetime Withdrawal on each Option Anniversary the Income Benefit Base may be reset to the highest Option Monthaversary Contract Value during the prior Option Year or the then current Option Anniversary Contract Value as described in the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected” section or “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected” section. After the first Lifetime Withdrawal, on each Option Anniversary, the Income Benefit Base may be reset to the Attained Age Income Benefit Base as described in the “Calculation of the Income Benefit Base After Lifetime Withdrawals Begin” sections. The resets both before and after the first Lifetime Withdrawal will be automatic until the current charge or the list of Permitted Investment Options associated with this option change. In the event the charge or the list of Permitted Investment Options associated with this option change, the reset opportunities are no longer automatic.

Automatic Reset

On any Option Anniversary while automatic resets are in effect, Nationwide will perform the reset comparison and increase the Income Benefit Base if applicable.

The Contract Owner, or Annuitant in the case of a non-natural Contract Owner, may elect in writing to discontinue the automatic reset feature. The Contract Owner may subsequently elect in writing to resume the reset feature.

Non-Automatic Reset

In the event the charge or the list of Permitted Investment Options associated with this option change, the reset opportunities are no longer automatic and the Contract Owner must elect to reset the Income Benefit Base. Nationwide will provide written notice to the Contract Owner on or about the Option Anniversary, provided that the Contract Value exceeds the Income Benefit Base on the Option Anniversary. The notice will include information about the then current Contract Value, Income Benefit Base, charge, and list of Permitted Investment Options. Nationwide will also provide the Contract Owner with instructions on how to communicate an election to reset the Income Benefit Base. Please note that a non-automatic reset of the Income Benefit Base will subject you to the current transfer limitations, conditions, and pricing imposed by this option.

If made, such election must be received within 60 days after this Option Anniversary. The reset of the Income Benefit Base, if elected, will be subject to the current charge, and current list of Permitted Investment Options associated with this option.

If Nationwide does not receive an election from the Contract Owner to reset the Income Benefit Base within 60 days after the Option Anniversary, Nationwide will not reset the Income Benefit Base and future automatic resets will cease unless resumed as provided below.

Even if a Contract Owner does not elect to reset an Income Benefit Base, Nationwide will provide written notice on or about the Option Anniversary of subsequent reset opportunities that are a result of subsequent changes to the charge or the list of Permitted Investment Options associated with this option. Such notices will be sent to the Contract Owner provided the Contract is otherwise eligible

VARR-0103NY.1	13	(New York) (10/2014)

and in force. In the event a subsequent non-automatic reset is elected, automatic resets will resume as provided in this option unless the Contract Owner, Annuitant in the case of a non-natural Contract Owner, instructs otherwise in writing.

Note: Nationwide may offer later versions of this option on a prospective basis to new purchasers with different charges and/or benefits. Later versions do not constitute changes to previously issued options unless expressly stated.

Termination

This option ends upon the earliest of the following:

(1)	a full Surrender of the Contract,

(2)	the death of the Determining Life or, if the Joint Option is elected, the available Lifetime Withdrawal Amount ends upon the death of the last survivor of the Determining Life and the Joint Determining Life; or

(3)	Annuitization of the Contract.

In addition, if an Excess Surrender or Non-Lifetime Withdrawal reduces the Income Benefit Base to zero, the Contract will terminate and all benefits under this option will end.

If this option terminates for any reason, the additional charge will also terminate.

Annuity Purchase Rates

Please note the Income Benefit Base and associated calculations related to Lifetime Withdrawals do not preclude the Determining Life, or Joint Determining Life, if applicable, from applying the Contract Value to an annuity payment option. Using the annuity purchase rates in the Contract with certain annuity payment options may be more beneficial in certain contexts than the use of the Income Benefit Base to provide Lifetime Withdrawals.

Notwithstanding any guaranteed annuity purchase rates stated in the Contract, the annuity purchase rates available on the Annuity Commencement Date will not provide less income than the Lifetime Withdrawal Amount in effect at the time of Annuitization.

Executed for Nationwide by:

Secretary	President

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GLWB OPTION SPECIFICATIONS PAGES

OPTION INFORMATION

Option Issue Date: [XX/XX/XXXX]

Option Charges

Guaranteed Maximum Charge for GLWB Option Without the Joint Option:	1.50% of the then current Income Benefit Base deducted on each Option Anniversary

Guaranteed Maximum Charge for GLWB Option With the Joint Option:	1.90% of the then current Income Benefit Base deducted on each Option Anniversary

PURCHASE PAYMENTS

Purchase Payment Limits

After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments for all Nationwide issued contracts with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life. Any excess amount refused will be returned to the Contract Owner. Nationwide will apply its right to refuse subsequent Purchase Payments in a non-discriminatory manner.

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner. Nationwide will apply its right to refuse Purchase Payments in excess of $1,000,000 in a reasonable and non-discriminatory manner.

ROLL-UP INTEREST RATE

Index:	[Monthly 10-Year Treasury constant maturity as published by the Board of Governors of the Federal Reserve System]
Variable Rate for the first Option Year:	[3.25%]
Defined Rate:	[3.00%]
Renewal Defined Rate:	[3.00%]
Roll-up Interest Rate for the first Option Year:	[6.25%]
Maximum Roll-up Interest Rate:	[10.00%]
Minimum Roll-up Interest Rate:	[4.00%]

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LIFETIME WITHDRAWAL PERCENTAGES TABLES

Lifetime Withdrawal Percentages if the Joint Option is not elected:

Age of the Determining Life*	Lifetime Withdrawal Percentage
[50]	[3.00%]
[51]	[3.00%]
[52]	[3.00%]
[53]	[3.00%]
[54]	[3.00%]
[55]	[3.00%]
[56]	[3.00%]
[57]	[3.00%]
[58]	[3.00%]
[59 up to 59.5]	[3.00%]
[59.5 through 60]	[4.00%]
[61]	[4.00%]
[62]	[4.00%]
[63]	[4.00%]
[64]	[4.00%]
[65]	[5.00%]
[66]	[5.00%]
[67]	[5.00%]
[68]	[5.00%]
[69]	[5.00%]
[70]	[5.00%]
[71]	[5.00%]
[72]	[5.00%]
[73]	[5.00%]
[74]	[5.00%]
[75]	[5.50%]
[76]	[5.50%]
[77]	[5.50%]
[78]	[5.50%]
[79]	[5.50%]
[80]	[5.50%]
[81]	[6.00%]
[82]	[6.00%]
[83]	[6.00%]
[84]	[6.00%]
[85]	[6.00%]
[86]	[6.00%]
[87]	[6.00%]
[88]	[6.00%]
[89]	[6.00%]
[90 +]	[6.00%]

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Lifetime Withdrawal Percentages if the Joint Option is elected*:

Age of the younger Determining Life or Joint Determining Life*	Lifetime Withdrawal Percentage
[50]	[3.00%]
[51]	[3.00%]
[52]	[3.00%]
[53]	[3.00%]
[54]	[3.00%]
[55]	[3.00%]
[56]	[3.00%]
[57]	[3.00%]
[58]	[3.00%]
[59 up to 59.5]	[3.00%]
[59.5 through 60]	[3.75%]
[61]	[3.75%]
[62]	[3.75%]
[63]	[3.75%]
[64]	[3.75%]
[65]	[4.75%]
[66]	[4.75%]
[67]	[4.75%]
[68]	[4.75%]
[69]	[4.75%]
[70]	[4.75%]
[71]	[4.75%]
[72]	[4.75%]
[73]	[4.75%]
[74]	[4.75%]
[75]	[5.25%]
[76]	[5.25%]
[77]	[5.25%]
[78]	[5.25%]
[79]	[5.25%]
[80]	[5.25%]
[81]	[5.75%]
[82]	[5.75%]
[83]	[5.75%]
[84]	[5.75%]
[85]	[5.75%]
[86]	[5.75%]
[87]	[5.75%]
[88]	[5.75%]
[89]	[5.75%]
[90 +]	[5.75%]

*	The age used to determine the applicable Lifetime Withdrawal Percentage is the applicable age on the date of the first Lifetime Withdrawal.

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Attained Age Lifetime Withdrawal Percentages if the Joint Option is not elected:

Age of the Determining Life*	Attained Age Lifetime Withdrawal Percentage
[50]	[3.00%]
[51]	[3.00%]
[52]	[3.00%]
[53]	[3.00%]
[54]	[3.00%]
[55]	[3.00%]
[56]	[3.00%]
[57]	[3.00%]
[58]	[3.00%]
[59 up to 59.5]	[3.00%]
[59.5 through 60]	[4.00%]
[61]	[4.00%]
[62]	[4.00%]
[63]	[4.00%]
[64]	[4.00%]
[65]	[5.00%]
[66]	[5.00%]
[67]	[5.00%]
[68]	[5.00%]
[69]	[5.00%]
[70]	[5.00%]
[71]	[5.00%]
[72]	[5.00%]
[73]	[5.00%]
[74]	[5.00%]
[75]	[5.50%]
[76]	[5.50%]
[77]	[5.50%]
[78]	[5.50%]
[79]	[5.50%]
[80]	[5.50%]
[81]	[6.00%]
[82]	[6.00%]
[83]	[6.00%]
[84]	[6.00%]
[85]	[6.00%]
[86]	[6.00%]
[87]	[6.00%]
[88]	[6.00%]
[89]	[6.00%]
[90 +]	[6.00%]

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Attained Age Lifetime Withdrawal Percentages if the Joint Option is elected*:

Age of the younger Determining Life or Joint Determining Life*	Attained Age Lifetime Withdrawal Percentage
[50]	[3.00%]
[51]	[3.00%]
[52]	[3.00%]
[53]	[3.00%]
[54]	[3.00%]
[55]	[3.00%]
[56]	[3.00%]
[57]	[3.00%]
[58]	[3.00%]
[59 up to 59.5]	[3.00%]
[59.5 through 60]	[3.75%]
[61]	[3.75%]
[62]	[3.75%]
[63]	[3.75%]
[64]	[3.75%]
[65]	[4.75%]
[66]	[4.75%]
[67]	[4.75%]
[68]	[4.75%]
[69]	[4.75%]
[70]	[4.75%]
[71]	[4.75%]
[72]	[4.75%]
[73]	[4.75%]
[74]	[4.75%]
[75]	[5.25%]
[76]	[5.25%]
[77]	[5.25%]
[78]	[5.25%]
[79]	[5.25%]
[80]	[5.25%]
[81]	[5.75%]
[82]	[5.75%]
[83]	[5.75%]
[84]	[5.75%]
[85]	[5.75%]
[86]	[5.75%]
[87]	[5.75%]
[88]	[5.75%]
[89]	[5.75%]
[90 +]	[5.75%]

*	The age used to determine the applicable Attained Age Lifetime Withdrawal Percentage is the applicable age on the Option Anniversary.

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